Exhibit 23



                    (LETTERHEAD OF COOPERS & LYBRAND L.L.P.)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the amendment to the registration statement of GPU, Inc. (the "Company ") on Form S-3 of our report dated February 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of GPU, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         We  also  consent  to the  reference  to our  Firm  under  the  caption
"Experts".



                                                       COOPERS & LYBRAND L.L.P.


New York, New York
December 17, 1997